Exhibit 23b
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. No. 333-239643, 333-215592, 333-42353, 333-46469, 333-53702, 333-53704, 333-60564, 333-61279, 333-61281, 333-61389, 333-89068, 333-102523, 333-102524, 333-112008, 333-118811, 333-131186, 333-131187, 333-156734, 333-179007, 333-186146, 333-164304, 333-164303, and 333-254821) of Enerpac Tool Group Corp. of our report dated October 26, 2020 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 25, 2021